Natus Medical Announces Third Quarter 2017 Financial Results

•	Reports record third quarter 2017 revenue of $122.6 million

•	Reports third quarter GAAP earnings (loss) per share of $(0.26) and non-GAAP of $0.40

PLEASANTON, Calif. (October 25, 2017) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended September 30, 2017.

For the third quarter ended September 30, 2017, the Company reported revenue of $122.6 million, an increase of 34.9% compared to $90.9 million reported for the third quarter 2016. GAAP gross profit margin was 60.5% vs. 63.9% reported for the third quarter 2016. GAAP net loss was $8.5 million, or $(0.26) per share, compared with GAAP net income of $13.3 million, or $0.40 per diluted share in the third quarter 2016.

Non-GAAP earnings per diluted share was $0.40 for the third quarter 2017, compared to $0.39 in the third quarter 2016. Non-GAAP net income was $13.1 million for the third quarter 2017 compared to the prior year's third quarter non-GAAP net income of $12.8 million. Non-GAAP gross profit margin was 61.1% vs. 64.6% reported for the third quarter of 2016.

For the nine months ended September 30, 2017, the Company reported revenue of $369.5 million, an increase of 34.8% compared to $274.2 million reported for the same period in 2016. GAAP gross profit margin was 56.1% vs. 61.9% reported for the same period in 2016. GAAP net loss was $13.2 million, or $(0.41) per share, compared with GAAP net income of $32.4 million, or $0.98 per diluted share in the same period in 2016.

Non-GAAP earnings per diluted share was $1.03 for the first nine months in 2017, compared to $1.11 in the same period in 2016. The Company reported non-GAAP net income of $34.2 million for the nine months ended September 30, 2017, compared to the prior year's non-GAAP net income of $36.7 million.

Net cash increased by $52.1 million to $132.4 million during the quarter due primarily to new borrowings in anticipation of the acquisition of certain assets from Integra.

"I am extremely pleased with our record third quarter revenues and our non-GAAP earnings that exceeded the high end of our guidance. Otometrics had another strong quarter and remains ahead of our goal to achieve 10% non-GAAP operating margins in 2017. Our Neurology business unit also reported a solid quarter," said Jim Hawkins, President and Chief Executive Officer of the Company.

"During the quarter, we announced the acquisition of certain U.S. neurosurgery products from Integra. With this acquisition now closed, Natus expands its market leading neurodiagnostic business into the neurosurgery market. We expect the addition of the neurosurgery products to be immediately accretive to earnings with operating margins similar to our consolidated margins," Hawkins continued.

"Earlier this week, we announced Natus will be the exclusive sales agent for the Embrace™, an MRI device specifically built to be placed in the NICU, eliminating the risk associated with transporting fragile infants to distant locations within the hospital. The Embrace™ encloses its magnetic field within itself and allows doctors and staff to stay with the infant. The Embrace™ is the first MRI device cleared by the FDA specifically for neonatal brain and head imaging that can be located in the NICU as it does not require a radiofrequency shielded room. We are extremely excited to bring this product to the U.S. market. The Embrace™ is designed and manufactured by Aspect Imaging, Ltd. We expect commission revenues from the Embrace™ in the second half of 2018."

Financial Guidance

For the fourth quarter of 2017, the Company provided revenue guidance of $145.0 million to $147.0 million and non-GAAP earnings per share guidance of $0.68 to $0.72.

For the full year 2017, the Company increased revenue guidance of $514.5 million to $516.5 million and increased its non-GAAP earnings per share to $1.72 to $1.76.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, which the Company expects to be approximately $5.2 million and $20.8 million for the fourth quarter 2017 and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.16 and $0.63 for the respective periods. Non-GAAP earnings per share also excludes restructuring and direct costs of the Otometrics acquisition, which are estimated to be approximately $3 million for the full year 2017 excluding the inventory FMV step-up of $4.4 million required for purchase accounting.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, October 25, 2017. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 79380520. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 79380520. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding Otometrics revenue growth rate, increasing the profitability of Otometrics, the anticipated revenue and GAAP and non-GAAP earnings per share for the fourth quarter and full year 2017 and the impact of amortization expense associated with acquisition-related intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate the Otometrics acquisition and the integration of certain assets acquired from Integra, and achieve our profitability goals for Otometrics, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, shipments and revenue associated with our Medix subsidiary's contract with the Venezuela Ministry of Health and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2016, and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$122,643	$90,906	$369,531	$274,193
Cost of revenue	47,112	32,194	158,615	102,542
Intangibles amortization	1,290	612	3,789	1,818
Gross profit	74,241	58,100	207,127	169,833
Gross profit margin	60.5%	63.9%	56.1%	61.9%
Operating expenses:
Marketing and selling	32,537	19,746	95,106	61,578
Research and development	11,632	7,689	38,098	22,596
General and administrative	17,329	12,821	57,501	37,225
Intangibles amortization	3,882	2,409	11,841	6,741
Restructuring	321	197	914	1,315
Total operating expenses	65,701	42,862	203,460	129,455
Income from operations	8,540	15,238	3,667	40,378
Interest expense	(1,025)	(194)	(3,287)	(304)
Other income/(expense), net	1,175	(699)	2,019	(108)
Income before tax	8,690	14,345	2,399	39,966
Provision for income tax expense	17,203	1,032	15,597	7,605
Net (loss) income	$(8,513)	$13,313	$(13,198)	$32,361
Earnings (loss) per share:
Basic	$(0.26)	$0.41	$(0.41)	$1.00
Diluted	$(0.26)	$0.40	$(0.41)	$0.98
Weighted-average shares:
Basic	32,593	32,388	32,536	32,476
Diluted	32,593	32,981	32,536	33,077

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	June 30,	December 31,
	2017	2017	2016
ASSETS

Current assets:
Cash and investments	$132,405	$80,303	$247,570
Accounts receivable, net	116,666	114,063	86,638
Inventories	69,322	69,278	49,587
Other current assets	22,605	23,340	22,004
Total current assets	340,998	286,984	405,799

Property and equipment, net	20,677	20,853	17,333
Goodwill and intangible assets	321,454	320,824	190,277
Deferred income tax	2,204	14,714	14,915
Other assets	18,952	19,211	20,688
Total assets	$704,285	$662,586	$649,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,961	$26,762	$18,700
Accrued liabilities	48,281	44,662	37,895
Deferred revenue	14,691	14,813	23,346
Total current liabilities	80,933	86,237	79,941

Long-term liabilities:
Long-term debt, net	154,235	109,498	140,000
Deferred income tax	34,835	31,037	3,684
Other long-term liabilities	9,263	9,323	8,013
Total liabilities	279,266	236,095	231,638
Total stockholders’ equity	425,019	426,491	417,374
Total liabilities and stockholders’ equity	$704,285	$662,586	$649,012

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	September 30, 2017	September 30, 2016
Operating activities:
Net income (loss)	$(8,513)	$13,311
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	1,632	180
Depreciation and amortization	7,040	4,424
Loss on disposal of property and equipment	20	10
Warranty reserve	(401)	961
Share-based compensation	2,248	1,954
Changes in operating assets and liabilities:
Accounts receivable	(4,762)	11,705
Inventories	699	(6,705)
Prepaid expenses and other assets	719	(11,468)
Accounts payable	(8,734)	(1,376)
Accrued liabilities	2,467	(2,464)
Deferred revenue	998	24,871
Deferred income tax	11,021	106
Net cash provided by operating activities	4,434	35,509
Investing activities:
Acquisition of businesses, net of cash acquired	4,844	(9,699)
Purchases of property and equipment	(1,285)	(73)
Purchase of intangible assets	—	31
Sale of short-term investments	—	(25,429)
Net cash provided by (used in) investing activities	3,559	(35,170)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	174	343
Repurchase of common stock	—	(1,503)
Taxes paid related to net share settlement of equity awards	(549)	(1,362)
Deferred debt issuance costs	(316)	(533)
Proceeds from borrowings	50,000	—
Payments on borrowings	(5,000)	(10,000)
Net cash provided by (used in) financing activities	43,363	(13,055)
Exchange rate changes effect on cash and cash equivalents	746	(2,495)
Net increase (decrease) in cash and cash equivalents	52,102	(15,211)
Cash and cash equivalents, beginning of period	80,303	96,284
Cash and cash equivalents, end of period	$132,405	$81,073

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP based results:
Income before provision for income tax	$8,690	$14,345	$2,399	$39,966

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	1,290	612	3,789	1,818
Intangibles Amortization - Operating expense	3,882	2,409	11,841	6,741
Recall Accrual and Remediation Efforts (COGS)	(714)	—	3,945	267
Recall Accrual and Remediation Efforts (R&D)	1,469	—	6,571	—
Restructuring	321	197	914	1,315
Litigation	306	—	1,642	—
Direct costs of acquisitions (COGS)	76	—	4,446	—
Direct costs of acquisitions (M&S)	(302)	(2,827)	(338)	(3,410)
Direct costs of acquisitions (G&A)	1,457	379	2,370	379
Direct costs of acquisitions (R&D)	24	—	24	—
Direct costs of acquisitions (OI&E)	—	37	48	111
Peloton Collection Reserve	—	—	4,058	—
Discontinued product line charges (COGS)	—	—	1,684	—
Discontinued product line charges (G&A)	—	—	429	—
Non-GAAP income before provision for income tax	16,499	15,152	43,822	47,187

Income tax expense, as adjusted	$3,380	$2,370	$9,672	$10,499

Non-GAAP net income	$13,119	$12,782	$34,150	$36,688
Non-GAAP earnings per share:
Basic	$0.40	$0.39	$1.05	$1.13
Diluted	$0.40	$0.39	$1.03	$1.11

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,593	32,388	32,536	32,476
Diluted non-GAAP earnings per share	33,100	32,981	33,086	33,077

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP Gross Profit	74,241	58,100	207,127	169,833
Amortization of intangibles	1,290	612	3,789	1,818
Acquisition charges	76	—	4,446	—
Recall accrual and remediation efforts	(714)	—	3,945	267
Discontinued product line charges	—	—	1,684	—
Non-GAAP Gross Profit	74,893	58,712	220,991	171,918
Non-GAAP Gross Margin	61.1%	64.6%	59.8%	62.7%

GAAP Operating Profit	8,540	15,238	3,667	40,378
Amortization of intangibles	5,172	3,021	15,630	8,559
Recall accrual and remediation efforts	755	—	10,516	267
Litigation	306	—	1,642	—
Restructuring and acquisition charges	1,576	(2,251)	7,416	(1,716)
Peloton collection reserve	—	—	4,058	—
Discontinued product line charges	—	—	2,113	—
Non-GAAP Operating Profit	16,349	16,008	45,042	47,488
Non-GAAP Operating Margin	13.3%	17.6%	12.2%	17.3%

GAAP Provision for income tax expense (benefit)	17,203	1,032	15,597	7,605
Effect of accumulated change of pretax income	(1,942)	771	5,099	2,413
Effect of change in annual expected tax rate	(1,126)	567	(473)	1,031
Tax audit reserve	—	—	—	(550)
Valuation Allowance for GAAP purposes	(10,755)	—	(10,755)	—
Effect on acquisition cost	—		204	—
Non-GAAP Income tax expense, as adjusted	3,380	2,370	9,672	10,499

	Quarter Ended	Year to Date
	December 31, 2017	December 31, 2017
GAAP EPS Guidance	$0.53 - $0.57	$0.14 - $0.18
Amortization of Intangibles	0.16	0.63
Restructuring	—	0.03
Litigation	—	0.05
Recall Accrual and Remediation Efforts	0.02	0.34
Direct cost of acquisitions	0.02	0.22
Peloton collection reserve	—	0.12
Discontinued product line charges	—	0.06
Tax effect	(0.05)	0.13
Non-GAAP EPS Guidance	$0.68 - $0.72	$1.72 - $1.76